EXHIBIT 6.44



                              CONVERTIBLE DEBENTURE

        iQ POWER TECHNOLOGY INC.                         JOHN LAWSON
             (the "Debtor")                           (the "Creditor")
 1111 West Hastings Street, Suite 708-A             527 Chemin de L'Anse,
      Vancouver, British Columbia,                  Vaudreuil-Dorion, PQ,
              Canada, V6E 2                            Canada J7V 3P8


                      iQ BATTERY RESEARCH AND DEVELOPMENT
                                      GmbH
                               (the "Guarantor")
                      Erlenhof Park, Inselkammer Strasse 4
                          D-82008 Unterhaching, Germany

               Principal Sum Secured by this Debenture: C$300,000
                          Issue Date: December 27, 2000

1.00 LOAN

1.01 FOR VALUE RECEIVED, the Debtor hereby acknowledges itself indebted and promises to pay to the Creditor ON DEMAND MADE NO EARLIER THAN ONE MONTH FOLLOWING ADVANCE:

     a. all amounts now or hereafter owing by the Debtor to the Creditor including any amount on which may be loaned by the Creditor to the Debtor under a C$300,000 credit facility granted to the Debtor by the Creditor (the "Principal Sum");

     b. interest on the Principal Sum or the balance thereof from time to time remaining unpaid at a rate PER ANNUM equal to 24% (the "Rate of Interest") as well after as before maturity, calculated and payable monthly in arrears on the first day of each month in each year commencing from the date of issue hereof; and

     c. interest, at the Rate of Interest, on overdue interest calculated and payable in accordance with paragraph b. for the actual number of days the overdue interest has been due;

until the Principal Sum has been repaid in full. Payments made by the Debtor will be credited firstly, against overdue interest, secondly, against interest on the Principal Sum, and thirdly, on account of repayment of the Principal Sum payable hereunder. For the purpose of this Debenture, interest on the Principal Sum and interest on any overdue interest shall be defined as "Interest"). Payment of the Principal Sum and Interest shall be made by prepaid post, mailed to the address of the Creditor as from time to time appearing on the Register of Debentures maintained by the Debtor at its head office. The Debtor shall be entitled to deduct from payments required to be made to the Creditor withholding taxes as required under the Income Tax Act (Canada).

2.00 SERIES

2.01 This Debenture is not part of a series of like debentures but is issued alone.

3.00 CONVERSION RIGHTS

3.01 The Creditor shall have the right at his option, in accordance with the terms of this Debenture including those in the Schedule of Conversion Rights hereto, at any time, during the term of this Debenture to convert, from time to time, all or any part of the Principal Sum due under this Debenture into the securities of the Debtor described in the Schedule of Conversion Rights (the "Securities") as


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                                                           Convertible Debenture
                                                                          Page 2



constituted  at  the  date  hereof  at a  conversion  price  per  security  (the
"Conversion Price") as set forth therein, subject to adjustment as herein provided.

3.02 The issue of this Debenture shall not restrict or prevent the Debtor from obtaining any other additional financing nor from issuing additional securities or rights with respect thereto during the period within which the conversion rights granted hereunder are exercisable.

3.03 The right of conversion in regard to this Debenture may be exercised from time to time in respect of any portion of the Principal Sum secured by this Debenture.

3.04 This Debenture, when fully converted under the provisions hereof, shall be canceled by the Debtor forthwith upon delivery thereof to it and no Debenture shall be issued in substitution therefor.

3.05 All shares issued upon conversion of this Debenture shall be issued as fully paid and non-assessable.

4.00 SECURITY

4.01 As security for the payment of the Principal Sum and interest due and payable under this Debenture, the Debtor hereby charges, as and by way of a first fixed and floating charge (subject to the provisions hereinafter contained) to and in favour of the Creditor, the undertaking and all property and assets of the Debtor for the time being, both present and future and the property and assets of the Debtor (excepting and reserving the last day of any term of years reserved by any lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Debtor, and except also as hereinafter stated) including but without limiting the generality of the foregoing, all personal and moveable property now owned or hereafter acquired by the Debtor.

4.02 The Debtor covenants and agrees that:

a. the Debtor shall be bound by and subject to that certain form of security agreement (the "Security Agreement") under the Personal Property Security Act of the Province of British Columbia which is attached hereto as the Schedule of Security Agreement and which form a material part hereof and which shall govern in the event of any conflict between the terms hereof and the terms of the Security Agreement; and

b. the Debtor shall concurrent with execution of this Agreement execute and deliver to the Creditor the Security Agreement and such other security documents as the Creditor may from time to time request.

4.03 This Agreement is in addition to and not in substitution for any other agreement between the parties creating a security interest in all or part of the property of the Debtor, whether heretofore or hereafter made, and the terms of such other agreement or agreements shall be deemed to be continued unless expressly provided to the contrary in writing and signed by the parties.

5.00 EARLY REPAYMENT

5.01 The Debtor may at any time pay off this Debenture in whole or in part as to the Principal Sum remaining outstanding hereunder and accrued Interest.


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                                                           Convertible Debenture
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6.00 FUTURE ADVANCES

6.01 Nothing herein contained including the execution of this Debenture nor the perfection of any of the security interests contained herein shall obligate the Creditor to make any advance or future advance or loan or renewal or extension of any indebtedness or liability of the Debtor whatsoever.

7.00 WARRANTIES OF DEBTOR

7.01 The Debtor hereby warrants to the Creditor that if it is a corporation then it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and it is qualified to conduct its business in British
Columbia, and the execution, delivery and performance hereto are within its corporate powers, have been duly authorized and do not contravene, violate or conflict with any law or the terms of its constating documents or any indenture or agreement to which it is a party.

8.00 UNDERTAKINGS OF DEBTOR

8.01 The Debtor hereby undertakes to:

a. promptly pay all obligations, indebtedness and liabilities owing to the Creditor as they become due or are demanded;

b. give immediate notice to the Creditor in the event of a change of the corporate or trade name of the Debtor; and

c. pay, on demand of the Creditor, all reasonable expenses, including solicitor's fees and disbursements and all the remuneration of any Receiver appointed hereunder, incurred by the Creditor in the preparation, perfection and enforcement of this Agreement.

9.00 DEFAULT

9.01 The Creditor may, at its option, in writing, declare the Debtor to be in default under this Agreement, and may declare the whole or any part of the unpaid balance of any obligations, indebtedness and liabilities secured by this Agreement immediately due and payable, or may do either, if any of the following events occurs:

a. the Debtor fails to pay when due any of the obligations, indebtedness or liabilities secured by this Agreement;

b. the Debtor fails to perform any term, condition, provision, covenant or undertaking of this Agreement or any other agreement between the Debtor and the Creditor;

c. the Debtor or one of its principal subsidiaries ceases or threatens to cease to carry on its business, commits an act of bankruptcy, becomes insolvent, makes an assignment or bulk sale of its assets, or proposes a compromise or arrangement to its creditors;

d. any proceeding is taken with respect to a compromise or arrangement or to have the Debtor declared bankrupt or wound up or to have a receiver appointed of any part of the collateral


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                                                           Convertible Debenture
                                                                          Page 4


     (the "Collateral") subject to any security interest granted by the Debtor to the Creditor in accordance with this Agreement or if any encumbrancer take possession of any part thereof;

e. any execution, sequestration or extent or any other process of any Court becomes enforceable against the Debtor or it any distress or analogous process is levied upon the Collateral or any part thereof;

f. the occurrence of loss, theft, damage or destruction of the Collateral not covered by adequate insurance containing a loss payable clause for the protection of the Creditor as its interest may appear;

g. any representation, warranty or statement made by or on behalf of the Debtor to the Creditor is untrue in any material respect at the time when it was made;

h. if the Debtor is a corporation, there is, in the Creditor's reasonable opinion, a change in effective control of the Debtor, or if the Debtor is a partnership, there is a dissolution or change in the membership of the partnership;

i. the Debtor or one of its principal subsidiaries becomes insolvent or bankrupt or makes a proposal or files an assignment for the benefit of creditors under the Bankruptcy Act of Canada or similar legislation in Canada or any other jurisdiction; a petition in bankruptcy is filed against the Debtor; or, if the Debtor is a corporation, steps are taken under any legislation by or against the Debtor seeking its liquidation, winding-up, dissolution, or any arrangement or compromise of its debts;

j. a receiver, trustee, custodian or other similar official is appointed in respect of the Debtor, or one of its principal subsidiaries, or any of the Debtor's property; or

k. if the Creditor in good faith believes upon commercially reasonable grounds, that the prospect of payment of performance on the part of the Debtor of any of its obligations is, or is about to be, impaired or that the Collateral, or any part thereof, is, or is about to be, in jeopardy including danger of being lost, damages or confiscated.


10.00 ENFORCEMENT AND REMEDIES

10.01 Upon default, the security interests granted under the Security Agreement or any other security agreement between the parties shall become enforceable and the Creditor shall have all the rights and remedies available to it under the Personal Property Security Act of British Columbia as amended from time to time as well as any other applicable laws.

10.02 The rights and remedies herein conferred upon the Creditor shall be cumulative and not alternative and shall be in addition to and not in substitution for or in derogation of rights and remedies conferred by the Personal Property Security Act of British Columbia as amended from time to time, any other applicable laws, and any other security Agreement entered into between the parties.



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                                                           Convertible Debenture
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11.00 WAIVER

11.01 The Creditor may permit the Debtor to remedy any default without waiving the default so remedied and the Creditor may waive any default without having waived any other subsequent or prior default by the Debtor. A waiver shall only be binding on the Creditor if it has been given in writing.

11.02 The Debtor shall not be discharged by any extension of time, additional advances, renewals, and extensions, the taking of further security, releasing security, extinguishment of any of the security interests created herein as to all or any part of the Collateral, the failure to perfect the security or any other act except a release or discharge of the said security interests upon the full payment of the obligations, indebtedness and liabilities secured by this Agreement, including, charges, expenses, fees, costs and Interest.

12.00 REGISTER OF DEBENTURES

12.01 The Debtor will keep a Register of Debentures at its head office in Vancouver, British Columbia, Canada, where there will be entered the names, addresses and descriptions of the Creditor and the registered holders of all other debentures of this issue and particulars of the debentures held by them respectively. Except as specifically provided herein, this Debenture and any rights arising hereunder are not transferable by the Creditor. This Debenture may be transferred with approval of the Board of Directors of the Debtor and in compliance with the applicable securities legislation and policies of any stock exchange having jurisdiction over the Debtor and by transfer in writing signed by the Creditor or his legal personal representative, and will only be effective as regards the Debtor when delivered at the Debtor's head office in Vancouver, British Columbia, Canada, accompanied by this Debenture, together with such evidence of identity or title as the Debtor may reasonably require and upon payment of all applicable transfer taxes. The Debtor shall be entitled to require the Creditor deliver the Debtor a legal opinion that the transfer is in compliance with the applicable securities legislation before completing the transfer of any interest in this Debenture.

13.00 NOTICES

13.01 Notice may be served upon the Creditor by sending it through the post in a prepaid letter addressed to the Creditor at his registered address. Any notice to be given to the Debtor or the Guarantor by the Creditor may be given by sending it through the post in a prepaid letter addressed to the Debtor at its head office in Vancouver, British Columbia, Canada, or, as the case may be, to the Guarantor at its head office in Unterhaching, Germany. Any such notice served by post shall be deemed to have been served on the expiration of 72 hours after it is posted, and in proving service of any such notice it shall be sufficient to prove that the letter containing the notice was properly addressed and put into the post office at the place of mailing.

14.00 SECURITIES REQUIREMENTS

14.01 This Debenture shall be governed in accordance with the laws of the Province of British Columbia.

14.02 The Creditor acknowledges and declares that:



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                                                           Convertible Debenture
                                                                          Page 6



a. the Creditor is aware that this Debenture and any securities of the Debtor to be issued on the exercise of the conversion rights granted hereunder (the "Securities") have not been qualified under the British Columbia Securities Act (the "Act") and the rules and regulations thereto (the "Rules") for distribution to the public, that the issuance of the Securities pursuant to this Agreement is to be by way of private placement exempted from the registration requirements of the Act and from the prospectus requirements of the Act under an exemption to be determined by the Debtor, and that the Creditor is restricted from using most of the civil remedies available under the Act and the Rules thereto and may not receive information that would be otherwise available to him under the Act and the Rules in connection with his purchase of the Securities;

b. there are restrictions on the Creditor's ability to resell the Securities and it is the responsibility of the Creditor to find out what those restrictions are and to comply with them before selling the Securities and, without limiting the generality of the foregoing, the resale of the Securities may be subject to the registration and prospectus requirements of the Act;

c. it is the obligation of the Creditor to comply with the aforesaid resale restrictions in regard to the Securities at the time the Creditor wishes to trade any of the Securities and it is not the obligation of the Debtor or its solicitors to keep the Creditor informed in this regard;

d. it is aware that, in accordance with any requirements under the Act, the Debtor will cause any prescribed hold period legends to be affixed on any Securities from the later of the date of this Agreement and the date of the advance of the Principal Sum hereunder to be affixed to the certificates representing the Securities to be issued pursuant to this Agreement;

e.   the Securities were not advertised for sale;

f.   the Creditor is either:

     i.   a person exempted under section 74(2)(1) of the Act,

     ii. designated by the Executive Director under the Act (the " Executive Director ") as an exempt purchaser under section 74(2)(3) of the Act,

     iii. purchasing as a principal where the Placement Proceeds exceed $97,000 under section 74(2)(4) of the Act,

     iv. a person exempted under section 74(2)(9) of the Act who was not induced to purchase the Securities by expectation of employment or continued employment, or

     v.   a person  exempted under any of paragraphs (a), (b), (c), (e), (g), or
          (h) of section 128 of the Rules in accordance with one or more of the criteria listed in section 5 of Form 20A (IP) or section 6 of Form 20A
          (NIP) published by the British Columbia Securities Commission, a copy of which Form 20A has been given to the Creditor by the Debtor;



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                                                           Convertible Debenture
                                                                          Page 7



g.   where the sale of the Securities is exempted  under  paragraph (a), (b), or
     (c) of section 128 of the Rules, the Creditor has received an Offering Memorandum from the Debtor in accordance with the applicable section;

h. the Debtor has recommended the Creditor seek and obtain independent legal advice from the Creditor's own solicitor with respect to this Agreement prior to its execution and has provided the Creditor with sufficient opportunity to do so and the Creditor further acknowledges that it understands the terms, and its rights and obligations under this Agreement; and

i. no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

j.   there is no government or other insurance covering the Securities; and

k.   there are risks associated with the purchase of the Securities.

14.03 The Creditor represents and warrants to the Debtor that:

a. the Creditor is taking its interest in this Debenture as principal and no other person, firm or corporation will have a beneficial interest in the Debenture;

b. the Debenture is being purchased for investment purposes only and not with a view to resale or distribution;

c. as of the Issue Date, the issuance of the Securities to the Creditor would not result in the Creditor owning 20% or more of the issued and outstanding shares of the Debtor;

d. the Creditor is not taking its interest in this Debenture as a result of any information about the material affairs of the Debtor that is not generally known to the public, save knowledge of this particular transaction; and

e. the Creditor is a "sophisticated purchaser" as that term is defined in the Act.

f. the Creditor is not a "U.S. Person" (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

g. the Creditor was outside the United States at the time of execution and delivery of this subscription agreement;

h. no offers to sell the Securities were made by any person to the Creditor while the Creditor was in the United States;

i. the Securities are not being acquired directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States and the Creditor does not have any agreement or understanding (either written or oral) with any U.S. Person respecting:



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                                                           Convertible Debenture
                                                                          Page 8



     i. the transfer or assignment of any rights or interest in any of the Securities,

     ii. the division of profits, losses, fees, commissions, or any financial stake in connection with this subscription, or


     iii. the voting of the common shares;

j. the Creditor acknowledges that the Securities have not been registered under the United States Securities Act of 1933 (the "1933 Act"), and may not be offered or sold, and the Creditor undertakes and agrees that it will not offer or sell the Securities, in the United States unless the Securities are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. The Creditor understands that the Debtor has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Securities;

k. the Creditor and the Debtor agree that the Debtor may not permit the transfer of the Securities unless such transfer is made in accordance with Regulation S under the 1933 Act; and

l. the Creditor acknowledges that certificates representing the Shares may bear a U.S. legend as stipulated by the solicitors for the Debtor.

14.04 If the Creditor's address appearing on the face of this Agreement is located outside the Province of British Columbia, the Creditor also certifies to the Debtor that the Creditor is not resident in British Columbia and acknowledges that the Debtor has advised the Creditor that the Debtor is relying on an exemption from the requirements to provide the Creditor with a prospectus and to sell securities through a person registered to sell securities under the Act and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Act, including statutory rights of rescission or damages, will not be available to the Creditor.

15.00 TRANSFERS

15.01 The person in whose name this Debenture shall be registered, shall be deemed and regarded as the owner and Creditor for all purposes, and the payment to and/or receipt of any such Creditor, as the case may be, for any principal monies or interest hereby secured shall be a good discharge to the Debtor for the same, and the Debtor shall not be bound to enter in the register notice of any trust or to enquire into the title of any such Creditor or to recognize any trust or equity affecting the title hereof save as ordered by some court of competent jurisdiction, or as required by statute.

16.00 RECEIPT OF DEBENTURE

16.01 The Debtor hereby acknowledges receipt of a copy of this Debenture and waives the right to receive any financing statement, financing charge statement, or verification statement filed or issued at any time in respect of or related to this Debenture.



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                                                           Convertible Debenture
                                                                          Page 9



17.00 GENERAL

17.01 The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions of and the intent of this Debenture including the execution of any undertakings required by the regulatory authorities or exchanges.

17.02 Time shall be of the essence of this Debenture.

17.03 All funds referred to under the terms of this Debenture shall be funds designated in the lawful currency of Canada.

17.04 This Debenture shall be interpreted in accordance with the laws in effect from time to time in the Province of British Columbia.

17.05 This Debenture shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

17.06 The following Schedules are attached to and from a part of this Debenture:

a.   Schedule of Conversion Rights; and
b.   Schedule of Security Agreement.

17.07 The Debtor will pay all costs, charges and expenses, including any legal costs, of and incidental to:

a. the preparation, execution, registration and filing of this Debenture, or of any document required or requested hereunder;

b. taking, recovering, keeping, possessing, inspecting or protecting the Collateral; and

c. any proceeding taken to enforce the remedies under this Debenture or otherwise in relation to the security interests provided for hereunder, or by reason of non-payment or procuring payment of the monies secured by this Debenture.

17.08 If any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

17.09 This Agreement shall be legally binding upon the Debtor when executed by the Debtor notwithstanding any failure of the Guarantor to execute this Agreement upon presentation.

17.10 This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument and a facsimile copy of this Agreement executed by a party hereto in counterpart or otherwise will be deemed to be a valid and binding Agreement and accepted as an original of the


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                                                           Convertible Debenture
                                                                         Page 10



Agreement until such time as each of the Parties has an originally executed Agreement in its possession.

17.11 The Debtor and the Guarantor have requested that this agreement and all related documents be drawn up in the English language with which request the Creditor agrees. Le Debtor et le Guarantor a demande que le present contrat ainsi que toute la documentation d'accompagnement soient rediges en anglais, requete a laquelle le Creditor consent.

18.00 OBLIGATIONS AND SECURITY FROM GUARANTOR

18.01 The Guarantor hereby guarantees the performance of all the obligations of the Debtor hereunder.

18.02 As additional security for the payment of the Principal Sum and interest due and payable under this Debenture and the performance of the obligations of the Debtor and the Guarantor hereunder, the Guarantor hereby charges, as and by way of a first fixed and floating charge (subject to the provisions hereinafter contained) to and in favour of the Creditor, the undertaking and all property and assets of the Guarantor for the time being, both present and future and the property and assets of the Guarantor (excepting and reserving the last day of any term of years reserved by any lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Guarantor, and except also as hereinafter stated) including but without limiting the generality of the foregoing, all personal and moveable property now owned or hereafter acquired by the Guarantor.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals effective Issue Date first above mentioned.

SIGNED, SEALED AND DELIVERED by     )  iQ POWER TECHNOLOGY INC.
iQ POWER TECHNOLOGY INC.            )
in the presence of:                 )    /s/ Greg Sasges
/s/ [ILLEGIBLE]                     )    ---------------------------
----------------------------------  )    authorized signature
Witness                             )
708-1111 West Hastings Street       )    /s/ [ILLEGIBLE]
----------------------------------  )    ------------------------
Address                             )    authorized signature
                                    )
Van. BC  V6E 2J3                    )
----------------------------------  )
Postal Code                         )


SIGNED, SEALED AND DELIVERED by     )   iQ BATTERY RESEARCH AND
iQ BATTERY RESEARCH AND             )   DEVELOPMENT GmbH
DEVELOPMENT GmbH in the             )
presence of:                        )   /s/ Peter E. Braun
/s/ [ILLEGIBLE]                     )    ---------------------------
----------------------------------  )    authorized signature
Witness                             )
[ILLEGIBLE]                         )    /s/ [ILLEGIBLE]
----------------------------------  )    ------------------------
Address                             )    authorized signature
                                    )
[ILLEGIBLE]                         )
----------------------------------  )
Postal Code                         )

                                                           Convertible Debenture
                                                                         Page 11




SIGNED, SEALED and DELIVERED        )
by the Creditor in the presence of: )    /s/ John Lawson
                                    )
[Illegible]                         )        JOHN LAWSON
------------------------------------)
Witness                             )     527 Chemin de L'Anse,
                                    )     Vaudreuil-Dorion, PQ,
527 Chemin de L'Anse                )     Canada  J7V 3P8
------------------------------------)
Address                             )     (print name and address)
Vaudreuil-Dorion, QC J7V 3P8        )
------------------------------------)
City and Postal Code                )

                          Schedule of Conversion Rights

1.01 Subject to the provisions of this option, the Creditor shall have the right at his sole and exclusive option (herein called the "Option"), at any time and from time to time during the term of the Debenture (herein called the "Term"), to convert the whole or any part of the amount then due hereunder (the "Amount Due") in lawful money of Canada into shares of the Debtor at the rate of US$0.50 per share

1.02 The right of conversion, shall be exercised by the surrender to the Debtor at its principal office in Vancouver, British Columbia, Canada, of a Conversion Form in the form attached to this Debenture duly executed by the Creditor or his or their attorneys duly appointed by an instrument in writing in form and execution satisfactory to the Debtor, exercising the right of conversion and indicating the portion of the Amount Due being converted, together with this Debenture in the case where, after conversion, no portion of the Principal Sum remains payable.

1.03 This Debenture shall be deemed to be surrendered to the extent of the portion of the Amount Due being converted on the date (herein called the "Date of Conversion") on which it is so surrendered in accordance with the provisions of this clause, and in the case of surrender by post or other means of transmission, on the date on which it is received by the Debtor. Upon such surrender, the holder hereof shall be deemed for all purposes the holder of record of fully paid and non-assessable common shares of the Debtor to the number to be issued on conversion, and shall be entitled to delivery of a certificate or certificates representing such shares promptly after the exercise of such right of conversion. Such conversion shall be deemed to have taken place on the Date of Conversion.

1.04  [purposely left blank]

1.05 The number of shares of the Debtor or the kind of shares issuable on the conversion of this Debenture, shall be subject to adjustment from time to time as follows:

a. in the event of any subdivision, redivision or change of the outstanding shares of the Debtor at any time while this Debenture is outstanding into a greater number of shares, the Debtor shall thereafter deliver, and the holder hereof shall accept, at the time of conversion of this Debenture, in lieu of the number of shares issuable upon conversion, such greater number of shares of the Debtor as would include the greater number of shares as would result from said subdivision, redivision or change, without the Creditor making any additional payment or giving any other consideration therefor, and such adjustments shall be made successively whenever any event listed above shall occur;

b. in the event of any consolidation of such shares of the Debtor at any time while this Debenture is outstanding into a lesser number of shares, the Debtor shall thereafter deliver, and the Creditor shall accept, at the time of conversion of this Debenture, in lieu of the number of shares issuable upon conversion, such lesser number of shares of the Debtor as would result from such consolidation had the conversion taken place immediately before such consolidation, and such adjustments shall be made successively whenever any event listed above shall occur; and

c. in the event of any reclassification or change of any of the outstanding shares of the Debtor issuable upon conversion of this Debenture (other than a change from no par value to par value or from par value to no par value, or a change in par value, or as a result of the

                                                   Schedule of Conversion Rights
                                                                         Page ii



     subdivision or consolidation) or in case of any amalgamation or merger of the Debtor with or into another corporation (other than an amalgamation or merger in which the Debtor is the continuing corporation and which does not result in any re-classification or change of outstanding shares of common stock of the class issuable upon conversion of this Debenture) or in case of any sale, transfer or other disposition of all or substantially all of the assets of the Debtor, the Debtor or the corporation formed by such amalgamation, or the corporation into which the Debtor shall have been merged, or the corporation which shall have acquired such assets, as the case may be, shall execute a supplemental Debenture with the Creditor, providing that the Creditor shall have the right thereafter (until the expiration of the conversion right) to convert his Debenture into the kind and amount of shares and other securities and properties receivable upon such reclassification, change, amalgamation, merger, sale, transfer or other disposition by a holder of the number of shares of the Debtor into which this Debenture might have been converted immediately prior to such reclassification, change, amalgamation, merger, sale, transfer or other disposition. Such supplemental Debenture shall provide for such adjustment or adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this clause. The provisions of this clause shall similarly apply to successive reclassifications, changes, amalgamations, mergers, sales, transfers or other dispositions.

1.06 No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. If any fractional interest in a common share would, except for the provisions of this clause, be deliverable upon the conversion of this Debenture, the Debtor shall, in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by paying the Creditor an amount equal to such fraction multiplied by the Conversion Price set out in subsection 1.01 hereof. Such payment shall be made within 15 days after the Date of Conversion by cheque drawn on the Debtor's banker mailed by ordinary post to the registered address of the Creditor last reported to the Debtor.

                                                   Schedule of Conversion Rights
                                                                        Page iii



                      CONVERTIBLE DEBENTURE CONVERSION FORM

                            iQ POWER TECHNOLOGY INC.
                                 (the "Debtor")
            (Incorporated under the Canada Business Corporations Act)
                   c/o 1111 West Hastings Street, Suite 708-A
                  Vancouver, British Columbia, Canada, V6E 2J3

                                   JOHN LAWSON
                                (the "Creditor")
              at 527 Chemin de L'Anse, Vaudreuil-Dorion, PQ, Canada J7V 3P8

                    iQ BATTERY RESEARCH AND DEVELOPMENT GmbH
                                (the "Guarantor")
        at Erlenhof Park, Inselkammer Strasse 4, D-82008 Unterhaching, Germany

               Principal Sum Secured by this Debenture: C$300,000
                          Issue Date: December 27, 2000

TO:  iQ POWER TECHNOLOGY INC.

The undersigned registered owner of the above-noted Convertible Debenture hereby irrevocably elects to convert $___________ of the Principal Sum and Interest secured under the said Debenture into ____________ shares of the Debtor at a conversion price of $__________ per share in accordance with the provisions of the Convertible Debenture and directs that the shares issuable and deliverable on conversion be issued and delivered to the party indicated below.

DATED: ____________________, 200___.

Name
-------------------------------------------  -----------------------------------
(Name of Registered Owner - please print)   (Address of Registered Owner)

By:
-------------------------------------------  -----------------------------------
Authorized Signature

                                                                  (        )
-----------------------------------------    -----------------------------------
(Official Capacity or Title - please print)  (Telephone and Telecopier Numbers)

-----------------------------------------    -----------------------------------
(Please print name of individual whose signature appears Please print name and address of beneficial purchaser if above if different than the name of the Registered Owner) different than the name of the Registered Owner)

================================================================================

Registration Instructions:                 Delivery Instructions:

---------------------------------------    -------------------------------------
Name                                       Address
---------------------------------------    -------------------------------------
---------------------------------------    -------------------------------------

---------------------------------------    -------------------------------------
Account reference, if applicable           Account reference, if applicable

---------------------------------------    -------------------------------------
Address                                    Contact Name
                                           (      )
---------------------------------------    -------------------------------------
                                           Telephone Number

                         Schedule of Security Agreement